SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

June 24, 2008

CONSORTIUM SERVICE MANAGEMENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	0-27359	74-2653437
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

500 North Shoreline Drive, Suite 701 North
Corpus Christi, TX 78471

(Address of principal executive offices) (Zip Code)

361-887-7546

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2008, the Registrant (“CSMG”) entered into an Agreement and Plan of Acquisition (the “Acquisition Agreement”) under which CSMG acquired all the issued and outstanding shares of common stock of Carbon Capture Technologies, Inc. (“CCTI”) from Utek Corporation, CCTI’s parent, in return for 371,020 restricted shares of CSMG common stock. Under the terms of the Acquisition Agreement CCTI acquired an exclusive, worldwide, royalty bearing license from the University of Ottowa to make, use and sell novel absorbents for the capture of carbon dioxide from a gas stream under a License and Option Agreement (the “License Agreement”) dated June 24, 2008 between CCTI and the University of Ottowa in return for a nonrefundable fee of $60,000, a royalty of 3% of net sales and minimum royalties commencing in the second year anniversary of the Agreement to prevent termination of the License Agreement by the University of Ottowa.

The preceding summary is qualified in its entirety by reference to the Agreement and Plan of Acquisition which is filed as Exhibit 10.1 and the License and Option Agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement and Plan of Acquisition dated June 24, 2008 among CSMG Technologies, Inc., Carbon Capture Technologies, Inc. and Utek Corporation

10.2	License and Option Agreement dated June 24, 2008 between Carbon Capture Technologies, Inc. and the University of Ottowa

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consortium Service Management Group, Inc.

Date: June 26, 2008	By:	/s/ Donald S. Robbins
Donald S. Robbins
Chief Executive Officer